                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-A

               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934

                                  FOGDOG, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                      77-0388602
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation or organization)

                                  500 Broadway
                             Redwood City, CA 94063

                    (Address of Principal Executive Offices)

If this form relates to the               If this form relates to the
registration of a class of                registration of a class of
securities pursuant to                    securities pursuant to Section 12(g)
Section 12(b) of the                      of the Exchange Act and is effective
Exchange Act and is                       pursuant to General Instruction
effective pursuant to                     A.(d), please check the following
General Instruction A.(c),                box. [X]
please check the following
box. [_]


Securities Act registration statement file number to which this form relates:
333-87819

                                                               (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered
         ----------------------             ------------------------------

             Not Applicable                          Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                                 Common Stock
--------------------------------------------------------------------------------
                               (Title of Class)

Item 1.        Description of Registrant's Securities to be Registered.
               --------------------------------------------------------

               Incorporated herein by reference to the Description of Capital Stock section of the Registrant's Registration Statement on Form S-1 (File No. 333-87819).

Item 2.        Exhibits.
               ---------

Exhibit
Number         Description
------         -----------

1.1*           Form of Underwriting Agreement.

2.1 Agreement and Plan of Reorganization, dated August 13, 1999, by and among the registrant, Fogdog Acquisition Corp., Sports Universe, Inc. and certain principal stockholders of Sports Universe, Inc. - incorporated by reference to Exhibit 2.1 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

4.1*           Form of registrant's Specimen Common Stock Certificate.

4.4 Warrant to Purchase Series C Preferred Stock, dated September 23, 1999, by and between the registrant and Nike USA, Inc. - incorporated by reference to Exhibit 4.4 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

5.1 Opinion of Brobeck, Phleger & Harrison LLP, counsel for the registrant, with respect to the common stock being registered - incorporated by reference to Exhibit 5.1 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

10.2 Registrant's 1999 Stock Incentive Plan - incorporated by reference to Exhibit 10.2 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

10.3 Registrant's 1999 Employee Stock Purchase Plan - incorporated by reference to Exhibit 10.3 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

10.9 Amended and Restated Employment Agreement, effective September 17, 1999, by and between the registrant and Timothy Harrington - incorporated by reference to Exhibit 10.9 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

23.1 Consent of PricewaterhouseCoopers LLP, Independent Accountants - incorporated by reference to Exhibit 23.1 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

23.2 Consent of PricewaterhouseCoopers LLP, Independent Accountants - incorporated by reference to Exhibit 23.2 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

23.3 Consent of Brobeck, Phleger & Harrison LLP - incorporated by reference to

               Exhibit 23.3 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).

27.2 Financial Data Schedule for Fogdog, Inc. - incorporated by reference to Exhibit 27.2 to the registrant's Registration Statement on Form S-1 (File No. 333-87819).
__________
* To be filed by amendment.

                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:   November 9, 1999             /s/ Marcy von Lossberg
                                     -------------------------------------------
                                     Marcy von Lossberg, Chief Financial Officer